Exhibit 99.1
Joint Filer Information

Date of Earliest Transaction:              May 18, 2011

Issuer Name and Ticker or Trading
Symbol:                                                  X-Rite, Incorporated (“XRIT”)

Designated Filer:                                  OEPX, LLC

Other Joint Filers:                                One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Parent LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures:                                           ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.
       as its general partner

By: OEP Parent LLC
       as its general partner

       By:   /s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Parent LLC
       as its general partner

       By:   /s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director

OEP PARENT LLC

       By:   /s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director